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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                  __________

                                  FORM 8-A/A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITITES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                               Exide Corporation
              (Exact name of registrant as specified in charter)



Delaware                                    23-0552730
(State of Incorporation)                    (IRS Employer Identification No.)

645 Penn Street, Reading, Pennsylvania      19601
(Address of Principal Executive offices)    (Zip Code)

If this form relates to the                 If this form relates to the
registration of a class of                  registration of a class of
securities pursuant to Section              securities pursuant to Section
12(b) of the Exchange Act and is            12(g) of the Exchange Act and is
effective pursuant to General               effective pursuant to General
Instruction A.(c), please check the         Instruction A.(d), please check the
following box. [X]                          following box. [ ]



Securities Act registration statement file number to which this form relates:________________ (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

       Title of Each Class                  Name of Each Exchange on Which
       To be so Registered                  Each Class is to be Registered
       -------------------                  -------------------------------

       Preferred Share Purchase Rights,     New York Stock Exchange
       With respect to Common Stock,
       par value $.01 per share

Securities to be registered pursuant to
  Section 12(g) of the Act:                 None
                                            (Title of Class)



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Item 1.  Description of Registrant's Securities to be Registered.

     Preferred Stock Purchase Rights

     On October 25, 2000, Exide Corporation (the "Company") amended the Rights Agreement, dated as of September 18, 1998 between the Company and American Stock Transfer and Trust Company, as Rights Agent (the "Amendment"). The Amendment revises the definition of Acquiring Person to mean any person or group other than certain exempt persons, who together with all affiliates and associates, is the beneficial owner of 20% or more of the Company's outstanding shares of common stock, par value $.01 per share.

     This summary description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement at Exhibit
1.1 and the Amendment at Exhibit 1.2, both of which are incorporated in this Registration Statement on Form 8-A/A by reference.


Item 2.  Exhibits.

     1.1 Form of Rights Agreement dated as of September 18, 1998 between Exide Corporation and American Stock Transfer and Trust Company, as Rights Agent (the "Rights Agreement"), including the form of Certificate of Designation, Preference and Rights of Junior Participating Preferred Shares, Series A attached thereto as Exhibit A, the form of Rights Certificate attached thereto as Exhibit B, and the Summary of Rights attached thereto as Exhibit C, incorporated by reference to Exhibit
          4.1 to the Registrant's Current Report on Form 8-K, dated September 21, 1998.

     1.2 Amendment, dated October 25, 2000, to Rights Agreement, incorporated by reference to Exhibit 4.2 to the Registrant's Current Report on Form 8-K, dated October 25, 2000.


                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                         EXIDE CORPORATION

                                         By:  /s/
                                         John R. Van Zile
                                         Executive Vice President,
                                         General Counsel and Secretary
Date:  November 20, 2000

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